UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2009

LIBERTY GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The purpose of this Form 8-K/A (Amendment No. 1) is to supplement the information provided under Item 2.03 and Item 3.02 of the Registrant’s Current Report on Form 8-K filed November 16, 2009 and to file additional exhibits under Item 9.01(d).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 18, 2009, Liberty Global, Inc. (“LGI”) entered into an Indenture with Law Debenture Trust Company of New York, as trustee, under which LGI issued $935 million principal amount of 4.50% convertible senior notes due 2016 (“Convertible Notes”). A copy of the Indenture is filed as Exhibit 4.1 to this Form 8-K/A (Amendment No. 1).

Item 3.02 Unregistered Sales of Equity Securities

Private Placement to SPO Advisory

On November 18, 2009, LGI entered into a Registration Rights Agreement with SPO Partners II, L.P. (“SPO II”) and San Francisco Partners, L.P. (“SF Partners”) under which LGI provides certain registration rights covering the shares of LGI Series A common stock and LGI Series C common stock sold to SPO II and SF Partners in a private placement. A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K/A (Amendment No. 1).

Sale of Convertible Notes

The information included in Item 2.03 above regarding the issuance of the Convertible Notes is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name

4.1	Indenture dated November 18, 2009 between Liberty Global, Inc. and Law Debenture Trust Company of New York, as Trustee.

4.2	Registration Rights Agreement dated November 18, 2009 between Liberty Global, Inc., SPO Partners II, L.P. and San Francisco Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2009

LIBERTY GLOBAL, INC.

By:	/s/ Randy L. Lazzell
Randy L. Lazzell Vice President

EXHIBIT INDEX

Exhibit No.	Name

4.1	Indenture dated November 18, 2009 between Liberty Global, Inc. and Law Debenture Trust Company of New York, as Trustee.

4.2	Registration Rights Agreement dated November 18, 2009 between Liberty Global, Inc., SPO Partners II, L.P. and San Francisco Partners, L.P.

4